10.4 Stock Option Agreement between Tollycraft and D.R. Cooley

	TOLLYCRAFT YACHT CORPORATION
	STOCK OPTION

Date Option Granted: January 11, 1996
Name of Optionee: Donald Ray Cooley, Jr.
Residence Address: 2440 Paradise Drive
City and State: Longview, WA 98632-5762

THIS STOCK OPTION made as of the date set forth above, by TOLLYCRAFT
YACHT CORPORATION, a Minnesota corporation (the "Company"), located at 2200 Clinton Avenue, Kelso, WA 48626.

The Board of Directors of the Company, or a duly appointed Stock Option or Compensation Committee (collectively the "Committee") thereof, has determined that it is to the advantage and interest of the Company and its stockholders to grant the option provided for herein to the Optionee for services rendered to the Company and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Option. The Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of 3,000,000 shares (the "Shares") of the presently authorized and unissued common stock, no par value, of the Company ("Stock") at the purchase price of $.37 per share.

2. Exercise Period. This option shall be exercisable in whole or in part as to any and all shares for a period of sixty (60) days from the date that (i) the debt owed by the Company to Vera Corporation is fully paid and no longer outstanding, and (ii) written notice of such payoff is given to the Optionee.

3. Method of Exercise.

a. To the extent that the right to purchase shares has accrued hereunder, the Option may be exercised from time to time by written notice to the Company stating the number of Shares with respect to which the Option is being exercised, and the time of the delivery thereof, which shall be at least fifteen (15) days after the giving of such notice unless an earlier date shall have been mutually agreed upon.


b. If requested by the Committee, prior to the delivery of any Shares the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with the applicable Federal and state statutes, rules and regulations.

c. As a condition to the exercise of the Option, in whole or in part, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option, an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of the Option.

d. At the time specified in such notice, or as soon thereafter as the Company is reasonably able to comply, the Company shall, without transfer or issue tax to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person, at the main office of the Company or such other place that shall be mutually acceptable, a certificate or certificates for such Shares of Common Stock, as the Company may elect, against payment in full, in United States currency, by cash or by certified or cashier's check payable to the order of the Company, of the purchase price for the number of Shares to be delivered and of any Federal, state or local taxes that the Committee has determined are required to be withheld.

e. Payment of the purchase price for the number of Shares to be delivered, but not of the amount of any withholding taxes, may be made in whole or in part with shares of the Stock of the Company. If payment is made with Stock of the Company, the Optionee or other person entitled to exercise the Option shall deliver to the Company certificates representing the number of shares of Stock in payment for the Shares, duly endorsed for transfer to the Company. If requested by the committee, prior to the acceptance of such certificates in payment for the Shares, the Optionee or any other person entitled to exercise the Option shall supply the Committee with a written representation and warranty that he has good and marketable title to the shares represented by the certificate(s), free and clear of liens and encumbrances. The value of the shares of Stock tendered in payment for the Shares being purchased shall be their bid price in the public securities marketplace on the date of the Optionee's notice of exercise.

f. If the Optionee, or other person entitled to exercise the Option, fails to accept delivery of and pay for all or any portion of the Shares specified in such notice upon tender of delivery thereof, the Committee shall have the right to terminate the Option with respect to such Shares.

g. The Optionee may exercise the Option for less than the total number of Shares for which the Option is exercisable, provided that a partial exercise may not be for less than one hundred (100) Shares, except during the final year of the Option, and shall not include any fractional Shares.


4. Adjustments. If there are any changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Stock of the Company, and such changes have been occasioned by reorganization, combination of shares, declaration of stock dividends, stock splits, reclassifications or recapitalizations of such stock, the merger or consolidation of the Company with some other corporation (and provided the Option does not thereby terminate pursuant to Section 5 hereof or other similar transaction, then the number and kind of Shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Committee, provided, however, that in no event shall any such adjustment result in the Company being required to sell or issue a fractional share of stock.

5. Cessation of Corporate Existence. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, the Option granted hereunder shall terminate on the day before the consummation of such transaction and the Committee shall have the right, but shall not be obligated, to accelerate the time in which the Option may be exercised, unless provision be made in writing in connection with such transaction for the assumption of the Option or for the substitution for the Option of a new option to purchase the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and the option price thereof, in which event the option granted herein shall continue in the manner and under the terms so provided.

6. Non-Transferability. The Option is not assignable or transferable, either voluntarily or by operation of law, otherwise than by will or by the laws of decent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

7. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

8. No Shareholder Rights. The Optionee or other person entitled to exercise the Option shall have no rights as a stockholder with respect to any shares subject hereto until the Optionee or such person has become the holder of record of such shares and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 4. hereof) shall be made for dividends or distributions of rights in respect of such shares for which the record date is prior to the date on which the Optionee or such person becomes the holder of record.

9. Representations by Optionee. As a condition to the exercise of any of this Option, the Optionee shall represent, warrant and agree with the Company as follows:

a. He is purchasing the Stock with respect to which such Option is being exercised for his own account for investment purposes and not with any present intention to resell or distribute the same.


b. He has been advised that the issuance of said Stock has not been registered under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), and that said Stock must be held indefinitely unless (i) distribution of said Stock has been made registered under the Act, (ii) a sale of said Stock is made in conformity with the provisions of Rule 144, or (iii) in the opinion of counsel acceptable to the Company some other exemption from registration is available.

c. He will not make any sale, transfer or other disposition of said
Stock except in compliance with the Act and Rules and Regulations thereunder.

d. He is familiar with all of the provisions of Rule 144 including (without limitation) the holding periods thereunder.

e. He understands that the Company is under no obligation to register the sale, transfer or other disposition of said Stock by him or on his behalf or to take any other action necessary in order to make compliance with an exemption from registration available.
f. He understands that stop transfer instructions will be given to the Company transfer agent with respect to said Stock and that there will be a restrictive legend placed on the certificates for said Stock stating in substance:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, or otherwise transferred except pursuant to an effective registration statement under said Act, SEC Rule 144 or an opinion of counsel acceptable to the Company that some other exemption from registration is available."

EXECUTED this 11th of January, 1996 at Kelso, Washington.

TOLLYCRAFT YACHT CORPORATION

By: /s/Tony Tulleners
Title: Chairman of the Board

Accepted as of the date set forth above
_____/s/______________________________________
D. R. Cooley